Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

March 1, 2006

InfraSource Services, Inc.
100 West Sixth Street, Suite 300
Media, Pennsylvania 19063

    Re:
    InfraSource Services, Inc.
    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to InfraSource Services, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement"), for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), the sale by the selling stockholders named therein (the "Selling Stockholders") of up to an aggregate of 14,950,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"). The shares of Common Stock to be sold by the Selling Stockholders are hereinafter referred to as the "Secondary Shares."

        This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following: (i) the Registration Statement; (ii) copies of the stock certificates representing the Secondary Shares; (iii) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the "Restated Certificate"); (iv) the Amended and Restated Bylaws of the Company as certified by Deborah C. Lofton, Senior Vice President, General Counsel and Secretary of the Company; and (v) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the Company received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance of the Secondary Shares. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

        We do not express any opinion as to any laws other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

        Based upon and subject to the foregoing, we are of the opinion that the Secondary Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                      Very truly yours,

                      /s/ Skadden, Arps, Slate, Meagher & Flom LLP